Exhibit 99.2

Soluna Holdings, Inc. Announces Pricing of $2 million Underwritten Public Offering of Common Stock

ALBANY, NY, October 24, 2022 - Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), the parent company of Soluna Computing, Inc. (“SCI”), a developer of green data centers for cryptocurrency mining and other intensive computing, today announced the pricing of its previously announced underwritten public offering of 1,388,889 shares of its common stock, at a price to the public of $1.44 per share. The Company will also issue to Soluna SLC Fund I Projects Holdco LLC, or Spring Lane, an aggregate of 593,065 shares of common stock to Spring Lane upon conversion of the outstanding promissory note with an aggregate principal amount of $850,000 and accrued and unpaid interest thereon held by Spring Lane at the same price per share as the public offering price per share set forth above.

Univest Securities, LLC is acting as the sole book-running manager for the underwritten public offering.

In connection with the underwritten public offering, the Company has granted the underwriter a 45-day option to purchase up to an additional 208,333 shares of common stock at the public offering price of $1.44 per share, less underwriting discounts and commissions, to cover over-allotments, if any. The offering is expected to close on or about October 26, 2022, subject to satisfaction of customary closing conditions.

Soluna expects to use the net proceeds of the offering for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software, real property, and business, including but not limited to its development site in Texas, and for general corporate purposes. General corporate purposes may include working capital and capital expenditures.

The shares of common stock to be issued in the underwritten public offering are offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-261427), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on December 16, 2021. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC on its website at www.sec.gov. The final prospectus supplement will be filed with the SEC and, once filed, will be available on the SEC website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering, once filed, may also be obtained from Univest Securities, LLC, 75 Rockefeller Plaza, 18th Floor, New York, NY 10019, by phone (212) 343-8888 or e-mail at info@univest.us.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Soluna Holdings, Inc (SLNH)

Soluna Holdings, Inc. is the leading developer of green data centers that convert excess renewable energy into global computing resources. Soluna builds modular, scalable data centers for computing intensive, batchable applications such as cryptocurrency mining, AI and machine learning. Soluna provides a cost-effective alternative to battery storage or transmission lines. Soluna uses technology and intentional design to solve complex, real-world challenges. Up to 30% of the power of renewable energy projects can go to waste. Soluna’s data centers enable clean electricity asset owners to ‘Sell. Every. Megawatt.’

For more information about Soluna, please visit www.solunacomputing.com or follow us on LinkedIn at linkedin.com/solunaholdings and Twitter @SolunaHoldings.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. These forward-looking statements include, among others, statements relating to the completion of the public offering and the intended use of proceeds therefrom. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering and the impact of general economic, industry or political conditions in the United States or internationally. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the proposed offering, Soluna and its business can be found under the caption “Risk Factors” included in Soluna’s Annual Report on Form 10-K for the year ended December 31, 2021, Soluna’s preliminary prospectus supplement filed with the SEC on October 21, 2022 and the final prospectus supplement to be filed with the SEC, and other filings that Soluna may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Soluna expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Philip F. Patman, Jr.

Chief Financial Officer

Soluna Holdings, Inc.

ppatman@soluna.io

713 906 5705

Univest Securities, LLC

Bradley Richmond

brichmond@univest.us

914 714 8614

MZ Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

SLNH@mzgroup.us

561 489 5315